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                                                                    EXHIBIT 99.1

                                     PROXY

                              RADISYS CORPORATION
                        SPECIAL MEETING, AUGUST 12, 1999

                     PROXY SOLICITED BY BOARD OF DIRECTORS

PLEASE SIGN AND RETURN THIS PROXY

The undersigned hereby appoints Glenford Myers and Stephen Loughlin, and each of them, proxies with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the special meeting of shareholders of RadiSys Corporation (the "Company") on August 12, 1999 and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the following:

 1. Approval of the issuance of the Company's common stock to stockholders of Texas Micro, Inc. under the terms of a merger agreement among the Company, Texas Micro, Inc. and Tabor Merger Corp., a wholly owned subsidiary of the Company.

                      FOR           AGAINST          ABSTAIN

 2. Amendment of the Company's 1995 Stock Incentive Plan to increase the total number of shares reserved for issuance under the plan from 2,250,000 to up to 2,750,000 shares.

                      FOR           AGAINST          ABSTAIN

 3. Transaction of any business that properly comes before the meeting or any adjournments thereof. A majority of the proxies or substitutes at the meeting may exercise all the powers granted hereby.

                (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE.)
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The shares represented by this proxy will be voted as specified on the reverse hereof, but if no specification is made, this proxy will be voted for the issuance of the Company's common stock pursuant to the merger agreement and for the amendment to the plan. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS THAT MAY COME BEFORE THIS MEETING.

                                           Shares:

                                      Date:                                    ,
                                           1999

                                                  Signature or Signatures

                                           Please date and sign as name is
                                           imprinted hereon, including
                                           designation as executor, trustee,
                                           etc., if applicable. A corporation
                                           must sign its name by the president
                                           or other authorized officer.
                                           The Special Meeting of Shareholders
                                           of RadiSys Corporation will be held
                                           on August 12, 1999 at 8:00 a.m.,
                                           Pacific Time, at the Company's
                                           headquarters, located at 5445 NE
                                           Dawson Creek Drive, Hillsboro,
                                           Oregon.

PLEASE NOTE: ANY SHARES OF STOCK OF THE COMPANY HELD IN THE NAME OF FIDUCIARIES, CUSTODIANS OR BROKERAGE HOUSES FOR THE BENEFIT OF THEIR CLIENTS MAY ONLY BE VOTED BY THE FIDUCIARY, CUSTODIAN OR BROKERAGE HOUSE ITSELF--THE BENEFICIAL OWNER MAY NOT DIRECTLY VOTE OR APPOINT A PROXY TO VOTE THE SHARES AND MUST INSTRUCT THE PERSON OR ENTITY IN WHOSE NAME THE SHARES ARE HELD HOW TO VOTE THE SHARES HELD FOR THE BENEFICIAL OWNER. THEREFORE, IF ANY SHARES OF STOCK OF THE COMPANY ARE HELD IN "STREET NAME" BY A BROKERAGE HOUSE, ONLY THE BROKERAGE HOUSE, AT THE INSTRUCTIONS OF ITS CLIENT, MAY VOTE OR APPOINT A PROXY TO VOTE THE SHARES.